                                                                   EXHIBIT 10.73

                                 PURCHASE AND

                                SALE AGREEMENT

                                    BETWEEN

                           BAYONNE INDUSTRIES, INC.

                               AND IMTT-BAYONNE,

                                  AS SELLERS

                                      AND

                          COGEN TECHNOLOGIES NJ, INC.

                                   AS BUYER

                                 MAY 22, 1986

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

ARTICLE 1
DEFINITIONS.................................................................  2

ARTICLE 2
PURCHASE AND SALE OF ASSETS.................................................  7

   2.1 Purchase and Sale....................................................  7

   2.2 Payment and Security for Purchase Price..............................  7

   2.3 No Assumption of Liabilities.........................................  7

   2.4 Assurances of Seller.................................................  7

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER....................................  8

   3.1 Organization and Good Standing.......................................  8

   3.2 Authority............................................................  8

   3.3 No violation of Other Agreements.....................................  9

   3.4 Title to Assets......................................................  9

   3.5 Operation of Assets..................................................  9

   3.6 Tax matters..........................................................  9

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF COGEN..................................... 10

   4.1 Organization and Good Standing....................................... 10

   4.2 Authority............................................................ 10

   4.3 No Violation of Other Agreements..................................... 10

   4.4 Acquisition of Assets................................................ 11

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

ARTICLE 5
INDEMNIFICATION AND SET-OFF................................................. 11

   5.1 Indemnification...................................................... 11

   5.2 Right to Set-Off..................................................... 12

ARTICLE 6
RIGHT OF RECONVEYANCE....................................................... 13

   6.1 Right of Cogen to Rescind............................................ 13

   6.2 Closing of Reconveyance.............................................. 12

   6.3 Transfer of Beneficial Interest in Insurance......................... 14

   6.4 Transfer, Issue or Reissue of Governmental
       Authorizations....................................................... 14

ARTICLE 7
SUCCESSORS AND ASSIGNS...................................................... 15

ARTICLE 8
MISCELLANEOUS............................................................... 16

   8.1 Notice............................................................... 16

   8.2 Amendments........................................................... 17

   8.3 Choice of Law........................................................ 17

   8.4 Termination of Preexisting Lease..................................... 17

   8.5 Other Agreements..................................................... 18

   8.6 Captions............................................................. 18

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     THIS PURCHASE AND SALE AGREEMENT DATED AS OF MAY 22, 1986 by and between BAYONNE INDUSTRIES, INC., a New Jersey corporation having its principal place of business at the Foot of East 22nd Street, Bayonne, New Jersey 07002 ("BI") and IMTT-BAYONNE, a Delaware partnership having its principal place of business at the Foot of East 22nd Street, Bayonne, New Jersey 07002 ("IMTT") (collectively "Seller") and COGEN TECHNOLOGIES NJ, INC., a Delaware corporation having its principal place of business at 14614 Falling Creek Drive, Suite 212, Houston, Texas 77068 ("Cogen"), as Buyer.

BACKGROUND
----------

     Seller owns and/or has registered in its name certain Assets, including the Steam Producing Facilities and the Emissions Permit attendant thereto. The Steam Producing Facilities are presently leased by BI to IMTT and are utilized to produce steam which is used by IMTT in connection with the operation of the Bayonne Facility. BI is also the owner of the Boiler House in which the Steam Producing Facilities are located.

     IMTT and Cogen have entered into the Steam Sale Agreement pursuant to which Cogen, commencing on the Date of Initial Commercial Operation, will be obligated to provide steam to IMTT and pursuant to which IMTT is obligated to purchase steam for use in the Bayonne Facility. Seller desires to sell and

Cogen desires to purchase the Assets, subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     The following terms when used herein shall have the following meanings, unless a different meaning shall be expressly stated or apparent from the context:

     "Affiliate" means a corporation or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation or entity.

     "Agreement" means this contract, including all exhibits and amendments thereto that may be made from time to time.

     "Assets" means collectively, the Steam Producing Facilities, together with the Emissions Permit and all rights and privileges attendant thereto, and all other Governmental Authorizations which BI and IMTT may have.

     "Bayonne Facility" means the tank terminal facility located at Bayonne, New Jersey, and all appurtenant property owned or leased at that location by IMTT, BI, or any Affiliates thereof.

     "BI" means Bayonne Industries, Inc., a New Jersey corporation, having its principal place of business at the Foot of East 22nd Street, Bayonne, New Jersey 07002.

     "Bill of Sale" means the bill of sale for the Assets.

     "Boiler House" means the building located at the Bayonne Facility that houses the Steam Producing Facilities, except that interior portion of the building unrelated to the Steam Producing Facilities.

     "Cogen" means Cogen Technologies NJ, Inc., a Delaware corporation, having its principal place of business at 14614 Falling Creek Drive, Suite 212, Houston, Texas 77068.

     "Cogen Documents" means this Agreement, the Note, the Rent Note, the Security Agreement, the Lease, the Option Agreement and all other documents executed and delivered by Cogen in connection herewith or therewith.

     "Cogeneration Facility" means the waste heat boilers, gas and steam turbines, generators and all appurtenant structures, equipment, including Cogen's interconnection facilities, and real property interests owned or leased and operated by Cogen at the Bayonne Facility, for purposes of generating electricity, steam, or other forms of useful thermal output.

     "Date of Initial Commercial Operation" means 12:01 a.m. on the day Cogen designates in writing as the initial date of commercial operation of the Cogeneration Facility.

     "Easement" means that certain easement of even date herewith from BI and IMTT to Cogen pursuant to which BI and IMTT grant to Cogen ingress and egress over the Bayonne Facility to the Boiler House, including all exhibits and amendments thereto that may be made from time to time, and any other easements, rights-of-way or licenses that may be granted to Cogen under the Ground Lease.

     "Emissions Permit" means all permits to construct and certificates to operate the Steam Producing Facilities in compliance with applicable air quality standards of the State of New Jersey and the Federal Government and any emission reduction credits related to the operation of the Steam Producing Facilities.

     "Financier" means any person, lending money for the construction and operation of the Cogeneration Facilities, any person providing funds for the refinancing or take-out of such loans, and any nominee or designee of any such person.

     "Governmental Authorization" means any and all necessary governmental authorization, license, permit or certificate that is necessary for the operation and maintenance of the Steam Producing Facilities in compliance with all applicable federal, state, and local laws.

     "Ground Lease" means that certain lease agreement among BI and IMTT, as lessor, and Cogen as lessee, of even date herewith for certain property located in Bayonne, New Jersey, including all exhibits and amendments thereto as may be made from time to time.

     "IMTT"  means IMTT-Bayonne, a Delaware partnership.

     "Note" means the promissory note of even date herewith of Cogen, payable to BI in the principal amount of $2,600,000.00.

     "Operate and Maintain" means the engineering, purchasing, repair, supervision, training, inspection, testing, protection, operation, use, management, replacement, and maintenance of and for the Steam Producing Facilities in accordance with applicable industry standards, good engineering practice and applicable law.

     "Option Agreement" means that certain option agreement of even date herewith between Cogen and BI, including all exhibits and amendments thereto that may be made from time to time.

     "Party" or "Parties" means the signatories to this Agreement and their permitted successors and assigns.

     "Prime Rate" means the interest rate (sometimes referred to as the "Base Rate") for large commercial loans to creditworthy entities published by First National Bank of Chicago, or its successor bank, as such rate may be in effect from time to time.

     "Rent Note" means the promissory note of even date herewith of Cogen, payable to BI in the principal amount of $600,000.00.

     "SRF Lease" means that certain steam producing facilities lease agreement of even date herewith between Cogen, as lessor, and IMTT, as lessee, pursuant to which the Steam Producing Facilities will be leased to IMTT, including all exhibits and amendments thereto that may be made from time to time.

     "Security Agreement" means that certain security agreement of even date herewith between Cogen and BI executed and delivered by Cogen as security for the payment of the Note, including all exhibits and amendments thereto that may be made from time to time.

     "Seller Documents" means this Agreement, the Bill of Sale, the Lease, the Option Agreement, the Easement, and all other documents executed and delivered by Seller in connection herewith and therewith.

     "Steam Producing Facilities" means the existing boilers and appurtenant structures and equipment located inside the Boiler House, including all additions, replacements, improvements, substitutions, and increments thereto, more particularly described in Exhibit A appended hereto, but not including the Boiler House, located at the Bayonne Facility and operated for the purpose of producing steam for industrial purposes at the Bayonne Facility.

     "Steam Sale Agreement" means that certain agreement between Cogen and IMTT dated June 13, 1985, for the sale of steam and electricity from a cogeneration plant, including all exhibits and amendments thereto that may be made from time to time.

                                   ARTICLE 2
                                   ---------
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

    2.1 Purchase and Sale. Seller hereby sells and Cogen hereby purchases the Assets for a purchase price of $2,600,000.00.

    2.2 Payment and Security for Purchase Price. The payment of the purchase price shall be evidenced by the Note and shall be secured as provided in the Security Agreement. IMTT hereby assigns and transfers to BI any right that IMTT may have to the purchase price of the Assets.

    2.3 No Assumption of Liabilities. It is expressly understood and agreed by the Parties that Cogen is not assuming any liabilities or obligations of Seller, direct or indirect, matured or unmatured, contingent or fixed, known or unknown, all of which shall remain the sole liability and obligation of Seller.

    2.4 Assurances of Seller. Seller will perform any and all steps necessary to effectuate the transfer, issue or reissue to Cogen of all Governmental Authorizations with regard to all Assets so as to allow Cogen to operate and Maintain such Assets in accordance with the SPF Lease as required thereunder and/or to evidence its ownership interest therein and shall not take any act or omit to take any act the effect of which would be to limit Cogen's ability to effectuate such transfer, issue or reissue; provided, however, that the failure of any such Governmental Authorizations to be transferred, issued or reissued due to no fault of Seller shall not void this Agreement or the Bill of Sale or give rise to any liability on the part of Seller.

                                   ARTICLE 3
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby represents and warrants to Cogen as follows:

     3.1 Organization and Good Standing. BI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and IMTT is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. To the best of Seller's knowledge, information, and belief, Seller has all requisite power and authority to own and operate the Assets as of the date hereof.

     3.2 Authority. The execution, delivery and performance of the Seller Documents have been duly and validly authorized and approved by the board of directors and, to the extent necessary, the shareholders of BI and by the managing committee of IMTT. Each of the Seller Documents constitutes the valid and binding agreement of Seller enforceable against it in accordance with their respective terms.

     3.3 No Violation of Other Agreements. The execution, delivery and performance of the Seller Documents by Seller will not conflict with or cause a breach of or default under any other agreement to which BI or IMTT is a party or by which it or the Assets may be bound. Seller has no reason to believe that any consents or approvals of any other persons, firms, corporations, entities, or governmental authorities are required in connection with the execution and delivery of this Agreement by Seller or the consummation by it of the transactions contemplated hereunder.

     3.4 Title to Assets. Seller has good and marketable title to the Assets and owns the same free and clear of all liens, claims, security interests and encumbrances.

     3.5 Operation of Assets. To the best of Seller's knowledge, information, and belief, the Assets have been operated and maintained in compliance with all laws, rules, regulations and orders of all governmental authorities and Seller has not received any notice that there exists or is continuing any violations under any of the foregoing. To the best of Seller's knowledge, information, and belief, Seller has filed with the appropriate governmental authorities all reports and notices required to be filed or given by it in connection with the operation and use of its Assets as of the date hereof.

     3.6 Tax matters. Seller has timely filed with appropriate governmental authorities all tax returns with respect to the ownership, use and operation of the Assets and has timely paid all amounts shown to be due thereon and there are not pending any suits, actions or claims in respect of any such taxes or returns.

                                   ARTICLE 4
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF COGEN
                    ---------------------------------------

    Cogen hereby represents and warrants to Seller as follows:

    4.1 Organization and Good Standing. Cogen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and to the best of Cogen's knowledge, information, and belief, Cogen has all of the requisite power and authority to own and, upon transfer, issue or reissue of the Governmental Authorizations, operate the Assets.

    4.2 Authority. The execution, delivery and performance of the Cogen Documents have been duly and validly authorized and approved by the board of directors and, to the extent necessary, the shareholders of Cogen. Each of the Cogen Documents constitutes the valid and binding agreement of Cogen enforceable against it in accordance with its terms.

    4.3 No Violation of Other Agreements. The execution, delivery and performance by Cogen of the Cogen Documents will not conflict with or cause a breach of or default under any other agreement to which Cogen is a party or by which it or its properties may be bound. Cogen has no reason to believe that any consents or approvals of any other persons, firms, corporations, entities, or governmental authorities are required in connection with the execution or delivery of this Agreement by Cogen.

    4.4 Acquisition of Assets. Except for its reliance upon the accuracy of the representations and warranties of Seller contained in Article 3 hereof, Cogen represents and warrants that it is acquiring the Steam Producing Facilities in an "as is" condition.

                                   ARTICLE 5
                                   ---------
                          INDEMNIFICATION AND SET-OFF
                          ---------------------------

    5.1 Indemnification. Each Party agrees to and hereby does indemnify and hold the other Party and its shareholders, partners, officers and directors, agents and employees (each an "Indemnified Party") harmless from and against any and all loss, cost, damage and expense (including reasonable attorney's fees and expenses) suffered or incurred by any of them arising out of or relating to the misrepresentation or breach of any warranty of such Party contained in this Agreement. In case a claim may be asserted or action brought against any party entitled to indemnification hereunder, such Indemnified Party shall promptly notify the other Party in writing and such other Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all costs and expenses with respect thereto. Any one or more of the Indemnified Parties shall at its cost have the right to employ separate counsel in any such action and to participate in the defense thereof. The Party obligated to indemnify under this Article 5 (the "Indemnifying Party") shall not be liable for any settlement of any such claim or action effected without its consent. The Indemnifying Party may not settle any such claim or action without the consent of the Indemnified Party, which consent shall be conditioned upon the Indemnifying Party demonstrating to the Indemnified Party that the Indemnifying Party has sufficient financial means to make all payments under any such settlement as and when due.

    5.2 Right to Set-Off. In addition to any other remedies available to it, Cogen shall have the right to set-off against any next payments due under the Note the amount of all losses, costs, damages, or expenses (including reasonable attorney's fees and expenses) suffered or incurred by it as a result of any representation or warranty of Seller which is false or misleading in any material respect, or as a result of the breach by the Seller of its convenants and obligations contained in this Agreement, provided, however, that such alleged breach or misrepresentation must first be recognized in a nonappealable judgment by a court of competent jurisdiction.

                                   ARTICLE 6
                                   ---------
                             RIGHT OF RECONVEYANCE
                             ---------------------

    6.1 Right of Cogen to Rescind. Cogen shall have the unconditional right upon written notice thereof to Seller, to elect to reconvey the Assets to Seller at any time on or before the close of business on the date six (6) months from the date of this Agreement.

    6.2 Closing of Reconveyance. The closing of the reconveyance of the Assets shall be held on the fifteenth (15th) business day after the giving of notice referred to in Article 6.1 at 10:00 a.m. at the Bayonne Facility. At such closing, Cogen shall deliver to BI a bank cashier's or certified check payable to the order of BI in the amount of $240,000.00 together with a bill of sale, substantially in form similar to that delivered on the date hereof, reconveying the Assets to Seller against receipt of the Note marked "cancelled". In addition, the Parties will execute and deliver documents or instruments necessary or appropriate to effect the termination of the Steam Sale Agreement, the Ground Lease, the Security Agreement, the SPF Lease, the Option Agreement, and the Easement, provided, however, that notwithstanding such termination and cancellation, each Party to the aforesaid agreements retains its respective rights with regard to any breaches, defaults, or misrepresentations under such agreements.

    6.3 Transfer of Beneficial Interest in Insurance. If during the period from the date hereof to the date of the closing referred to in Article 6.2, the Steam Producing Facilities shall suffer any damage, loss or destruction, and Cogen exercises its rights under this Article 6 to reconvey the Assets, then Cogen, in addition to the execution and delivery of the bill of sale referred to in Article 6.2, shall at the same time execute and deliver to Seller an instrument effective to assign to Seller all right, title and interest of Cogen in and to any insurance proceeds relating to such damage, loss or destruction to which Cogen may be entitled.

    6.4 Transfer, Issue or Reissue of Governmental Authorizations. Upon any reconveyance of the Assets pursuant to this Article 6, Cogen shall take all steps necessary to effectuate the transfer, issue or reissue to Seller of all Governmental Authorizations with regard to all Assets so as to allow Seller to Operate and Maintain such Assets and/or to evidence its ownership interest therein and shall not take any act or omit to take any act the effect of which would be to limit Seller's ability to effectuate such transfer, issue or reissue; provided, however, that the failure of any such Governmental Authorizations to be transferred, issued or reissued due to no fault of Cogen shall not void the reconveyance or give rise to any liability on the part of Cogen.

                                   ARTICLE 7
                                   ---------
                            SUCCESSORS AND ASSIGNS
                            ----------------------

     7.1 This Agreement shall be binding upon and inure to the benefit of the Parties.

     7.2 Except as is expressly set forth in this Agreement, neither the rights nor the obligations under this Agreement may be assigned, pledged, hypothecated or otherwise transferred.

     7.3 Cogen is expressly permitted to assign this Agreement as provided in this Article 7.3. Cogen may assign this Agreement to Cogen Technologies NJ Venture, provided that such assignment shall be of no force and effect unless and until Cogen Technologies NJ Venture shall have assumed in writing all of Cogen's obligations under the following instruments and notes, and shall have agreed in writing to cure any existing defaults and breaches of Cogen hereunder and thereunder:

         (1)  The Steam Sale Agreement

         (2)  The Ground Lease

         (3)  The Option Agreement

         (4)  The SPF Lease

         (5)  The Note

         (6)  The Security Agreement

         (7)  The Rent Note

Cogen may assign this Agreement to any Financier which shall be obligated hereunder only as provided in Articles 21.6 and 21.7 of the Ground Lease.

     7.4 Seller is expressly permitted to assign this Agreement to any person or entity, provided that such assignment shall be of no force and effect unless and until such person or entity shall have assumed in writing all of Seller's obligations under this Agreement and under the instruments referred to in
Article 7.3, with the exception of the Note and the Rent Note, and shall have agreed in writing to cure any defaults and breaches hereunder and thereunder.

     7.5 Notwithstanding any such assignment by Seller or Cogen, the assignor shall remain fully liable for its obligations hereunder.

                                   ARTICLE 8
                                   ---------
                                 MISCELLANEOUS
                                 -------------

     8.1 Notice. All notices, including communications and statements which are required or permitted under the terms of this Agreement, shall be in writing, except as otherwise provided. Service of a notice may be accomplished by personal service, telegram or registered or certified mail. If a notice is sent by registered or certified mail, it shall be deemed served within three (3) days, excluding Saturdays, Sundays or legal Federal holidays, except as otherwise demonstrated by a signed receipt. If a notice is served by telegram, it shall be deemed served eighteen (18) hours after delivery to the telegram company. Notices may be sent to the Parties at the following addresses:

    (a) Cogen:  Cogen Technologies NJ, Inc.
                14614 Falling Creek Drive
                Suite 212
                Houston, Texas 77068
                Attention: Mr. Robert C. McNair,
                           President

                With information copy to:

                Cogen Technologies NJ, Inc.
                Foot of East 22nd Street
                Bayonne, New Jersey 07002
                Attention: Plant Manager

    (b) Seller: Bayonne Industries, Inc.
                Foot of East 22nd Street
                Bayonne, New Jersey 07002
                Attention: Glynn Esteves

                    or

                International-Matex Tank
                  Terminals
                321 St. Charles Avenue
                New Orleans, Louisiana 70130
                Attention: Mr. Thomas B. Coleman
                           Partnership Manager

     8.2 Amendments. No amendment or modification of the terms of this Agreement shall be binding on either Seller or Cogen unless reduced to writing and signed by both parties.

     8.3 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     8.4 Termination of Preexisting Lease. By executing this Agreement, BI and IMTT hereby terminate any lease that may exist with regard to the Steam Producing Facilities, which lease shall hereafter be of no force and effect.

     8.5 Other Agreements. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matters herein, and together with the Seller Documents and the Cogen Documents constitutes the entire agreement and understanding of the Parties relating to the subject matters herein.

     8.6 Captions. All indices, titles, subject headings, section titles and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Agreement.

     IN WITNESS WHEREOF, the Parties have entered into this Agreement to be signed in quadruplicate original as of the date first written above.

[SEAL]

ATTEST:                                BAYONNE INDUSTRIES, INC.


  /s/ Bertrand F. Artigues             By:         /s/ Richard B. Jurisich
------------------------------             -------------------------------------
Bertrand F. Artigues,                        Richard B. Jurisich,
Assistant Secretary                          Executive Vice-President/
                                               Secretary


WITNESS;                               IMTT-BAYONNE


  /s/ Bertrand F. Artigues             By:         /s/ Richard B. Jurisich
------------------------------             -------------------------------------
Bertrand F. Artigues,                        Richard B. Jurisich,
Assistant Secretary                          Secretary


[SEAL]

ATTEST:                                COGEN TECHNOLOGIES NJ, INC.


  /s/ John B. Wing                     By:         /s/ Robert C. McNair
------------------------------             -------------------------------------
John B. Wing,                                Robert C. McNair,
Assistant Secretary                          President